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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Getty Images, Inc. on Form S-3 of our report dated February 25, 1998 of our audit of the consolidated financial statements and financial statement schedules of PhotoDisc, Inc. and subsidiaries in the Amendment to Current Report on Form 8-K/A of Getty Images, Inc., filed with the Securities and Exchange Commission on April 27, 1998. We also consent to the reference to our firm under the caption "Experts".

                                          PricewaterhouseCoopers LLP

Seattle, Washington
November 12, 1998